                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549-1004

                                  FORM 8-K
                  CURRENT REPORT PURSUANT TO SECTION 13 OF
                     THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  April 19, 2001

                             E-STAMP CORPORATION
           (Exact name of Registrant as specified in its charter)

          Delaware                       0-27417                76-0518568
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                            Identification Number)


                             2051 Stierlin Court
                           Mountain View, CA 94043
                  (Address of principal executive offices)

                               (650)  919-7500
            (Registrant's telephone number, including area code)

Item 5.  Other Events
         ------------

         On April 19, 2001, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Registrant and Learn2.com, Inc. ("Learn2"). Pursuant to the Merger Agreement (attached hereto as Exhibit 2.1), the Registrant will merge with Learn2, and the Registrant will be the surviving company (the "Merger"). The description of the transactions contemplated by the Merger Agreement contained in this Item 5 is qualified in its entirety by reference to the full text of the Merger Agreement.

         On the effective date of the Merger, each share of Learn2 common stock outstanding immediately prior to the consummation of the Merger will automatically be converted into the right to receive a number of shares of common stock of the Registrant such that the stockholders of the Registrant immediately prior to the Merger will own approximately 50.1% of the outstanding stock of the combined company while the stockholders of Learn2 immediately prior to the Merger, including Learn2's current convertible debenture holder, will own approximately 49.9%. The foregoing figures do not include the potential impact of certain outstanding stock options and warrants of the Registrant and Learn2. Options and warrants to purchase Learn2 capital stock outstanding at the effective time of the Merger will be assumed by the Registrant.

         Learn2's debenture holder has agreed that, prior to the completion of the Merger, the debenture will be retired through the exchange of the debenture for shares of common stock of Learn2 and the payment of $1,000,000.00 to the debenture holder at the closing of the Merger. Consummation of the retirement of the debenture is subject to the Merger occuring by September 30, 2001 and other customary closing conditions. We cannot assure you that the Merger will be completed by September 30, 2001 or that other closing conditions of the retirement of the debenture will be met. By virtue of the Merger, Learn2's debenture holder will own 16.6% of the outstanding common stock of the combined company.

         We anticipate the closing of the Merger will occur in the third quarter of 2001. Consummation of the merger is conditioned upon obtaining approval of the Learn2 stockholders as well as the stockholders of the Registrant, the Registrant having a minimum net cash position at closing and other customary closing conditions. We cannot assure you that the necessary stockholder approvals will be obtained. Nor can we assure you that the other closing conditions, including the minimum net cash condition with respect to the Registrant, will be met.

         Certain directors, executive officers and affiliates of Registrant and Learn2 have entered into voting agreements whereby they have agreed to vote their shares of capital stock of Learn2 and the Registrant in favor of the Merger. The form of the E-Stamp Voting Agreement is attached hereto as Exhibit
99.1.  The form of the Learn2 Voting Agreement is attached hereto as Exhibit
99.2.

         On April 25, 2001, the Registrant funded a loan to Learn2 in the amount of $2,000,000.00 pursuant to a convertible promissory note which is attached hereto as Exhibit 99.3. The note is convertible into Series E preferred stock of Learn2, with the rights, privileges and preferences contained in the related Certificate of Designations, Preferences and Rights of Series E preferred stock of Learn2 filed by Learn2 with the Secretary of State of the State of Delaware on April 23, 2001 (attached hereto as Exhibit 99.4).

         This document contains forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those projected in the forward-looking statements as a result of the risk factors set forth in the Registrant's Forms 10-K and 10-Q reports as well as Learn2's Form 10-K and 10-Q reports.

     Item 7.  Financial Statements and Exhibits.

       2.1 Agreement and Plan of Merger by and among E-Stamp Corporation and Learn2.com, Inc., dated as of April 19, 2001.

      99.1    E-Stamp Voting Agreement

      99.2    Learn2 Voting Agreement

      99.3    Convertible Promissory Note

      99.4    Certificate of Designations

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2001           E-STAMP CORPORATION

                             By:   /s/  Edward Malysz
                                   ------------------
                                   Edward Malysz
                                   Vice President and
                                   General Counsel